EXHIBIT 3.2

                  AMENDED AND RESTATED BYLAWS

                              OF

                    R&B FALCON CORPORATION

                  AMENDED AND RESTATED BYLAWS

                              OF

                    R&B FALCON CORPORATION
            (hereinafter called the "Corporation")

                          ARTICLE 1.

                   MEETINGS OF STOCKHOLDERS

     SECTION 1.1. Annual Meeting. A meeting of stockholders shall be held annually for the election of directors and the transaction of such other business as is related to the purpose or purposes set forth in the notice of meeting on such date and at such time as may be fixed from time to time by the Board of Directors; or if no date and time are so fixed, at 10:00 a.m. on the third Wednesday in May in each and every year, unless such day shall fall on a legal holiday, in which case such meeting shall be held on the next succeeding business day, at such time as may be fixed by the Board of Directors.

     Any business to be conducted at an annual meeting, including, without limitation, any nomination for election to the Board of Directors, must be
(a) specified in the notice of meeting given by or at the direction of the Board of Directors; (b) brought before the annual meeting by or at the direction of the chair of the meeting, the Board of Directors, or a committee thereof; or (c) brought before the annual meeting, in compliance with the notice procedures set forth in this section, by any stockholder of the Corporation who is a stockholder of record on the record date for the determination of stockholders entitled to vote at such meeting.

     A stockholder intending to nominate a candidate for election to the Board of Directors or to bring any other business before an annual meeting must give timely written notice thereof to the secretary of the Corporation. In order to be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within the 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the meeting was made, whichever first occurs.

A stockholder's notice to the secretary shall set forth:

     (a) as to each nominee for election or reelection to the Board of Directors, (i) that person's consent to such nomination, (ii) the name, age, business address and residence address of the proposed nominee, (iii) the principal occupation or employment of the proposed nominee, (iv) the class and number of shares of stock of the Corporation which are beneficially owned by the proposed nominee;

     (b) as to each matter of any other business, (i) a brief description of the business desired to be brought before the annual meeting and (ii) the reasons for conducting such business at the annual meeting; and

     (c)   as  to  the stockholder proposing any such nomination  or  other business, (i) the name and record address of the stockholder, (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of the stockholder in such nomination or business, and (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

     The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the nomination was not made in accordance with the foregoing procedure, and if he should so determine, shall so declare to the meeting and the nomination shall be disregarded.

     SECTION 1.2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the Chairman or the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) and shall be called by the Chairman, Chief Executive Officer, the President, or Secretary at the request in writing of a Majority of the Board (as defined herein). Such request shall state the purpose or purposes of the proposed meeting.

   SECTION 1.3. Place of Meetings. Meetings of stockholders shall be held at such place as may be designated by the Board of Directors (or by the Chief Executive Officer, in the absence of a designation by the Board of Directors).

     SECTION 1.4. Notice of Meeting; Adjourned Meetings. Notice of each meeting of stockholders shall be given in accordance with the Delaware General Corporation Law ("GCL").

     SECTION 1.5. Quorum. Except as otherwise provided by law or in the Certificate of Incorporation, at any meeting of the stockholders, the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote thereat shall constitute a quorum for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. The stockholders present may adjourn the meeting despite the absence of a quorum.

     SECTION 1.6. Proxies. Subject to applicable law, the Board of Directors may impose such restrictions and requirements on the validity and use of proxies as it deems appropriate. Any restriction or requirement so imposed shall be set forth in the notice of any meeting to which it may be applicable.

     SECTION 1.7. Voting. Except as otherwise required by law, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election. The directors who are to be elected at the annual meeting of stockholders shall be elected by ballot by the holders of shares entitled to vote. Whenever any corporate action, other than the election of directors, is to be taken by vote of the stockholders at a meeting, it shall, except as otherwise required by law, the Certificate of Incorporation or these Bylaws, be authorized by a majority of the votes cast thereat, in person or by proxy. Except as otherwise provided in the Certificate of Incorporation, every stockholder of record shall be entitled to one vote on each matter submitted to vote at a meeting of stockholders for every share standing in his name on the record of stockholders.

     SECTION 1.8. Conduct of Stockholders Meetings. Each meeting of stockholders shall be presided over by such person as shall be designated by the Board of Directors. If the Board fails to make such designation, the meeting shall be presided over by the Chief Executive Officer, or in his absence, the next highest ranking officer of the Corporation who is able to attend such meeting. The person presiding over any meeting of stockholders shall have the power, without the need for any vote of stockholders, to adjourn such meeting for any reason.

                           ARTICLE 2.

                      BOARD OF DIRECTORS

     SECTION 2.1. Power of Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

      SECTION 2.2. Number of Directors. The number of directors constituting the whole Board of Directors shall be such number not less than one (1) nor more than fifteen (15) which is authorized from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors, whether or not there exists any vacancies in previously authorized directorships (a "Majority of the Board"). The Board of Directors will initially consist of ten (10) directors. No decrease in the number of directors shall shorten the term of any incumbent director.

    SECTION 2.3. Citizenship Requirements. No more than a minority of the Corporation's directors necessary to constitute a quorum of the Board of Directors may be non-United States citizens, within the meaning of Section 2 of the Shipping Act of 1916, as amended, and as may be further amended from time to time, and the rules and regulations promulgated thereunder (the "Shipping Act").

    SECTION 2.4. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the
Secretary  of the Corporation.  Such resignation shall take effect  at  the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

    SECTION 2.5. Newly Created Directorships and Vacancies. Vacancies and newly created directorships shall be filled in the manner provided by the Certificate of Incorporation.

   SECTION 2.6. Executive and Other Committees of Directors. The Board of Directors, by resolution adopted by a Majority of the Board, may designate from among its members an executive committee and other committees to serve at the pleasure of the Board of Directors, each consisting of one or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board to the fullest extent authorized by law, including the power or authority to declare a dividend or to authorize the issuance of stock. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting of such committee.

    SECTION 2.7. Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity, or to allow a fixed sum plus expenses, if any, for attendance at meetings of the Board or of committees designated thereby.

                           ARTICLE 3.

                     MEETINGS OF THE BOARD

      SECTION 3.1. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places, within or without the State of Delaware or the United States of America, as may from time to time be fixed by the Board.

      SECTION 3.2. Special Meetings; Notice; Waiver. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware or the United States of America, upon the call of the Chairman of the Board, the Chief Executive Officer, or a Majority of the Board. Notice of a special meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. A notice, or waiver of notice, need not specify the purpose of any special meeting of the Board of Directors.

      SECTION 3.3. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

                           ARTICLE 4.

                           OFFICERS

      SECTION 4.1.  Officers.  The following shall be the officers  of  the
Corporation:   one Chairman of the Board of Directors, one Chief  Executive
Officer, one President, one Chief Financial Officer, one Chief Operating Officer, one or more Vice Presidents, one or more Secretaries, one or more Assistant Secretaries, one or more Treasurers, and one or more Assistant Treasurers. The Board of Directors may from time to time may elect or appoint such other officers as it may determine. Any two or more offices may be held by the same person. The officers shall be appointed by the Board of Directors. The Board of Directors may leave any officer position unfilled for such period it deems appropriate.

      Securities of other corporations held by the Corporation may be voted by any officer designated by the Board and, in the absence of any such designation, by the Chief Executive Officer, President, any Vice President, the Secretary or the Treasurer.

      The Board of Directors may require any officer to give security for the faithful performance of his duties.

      SECTION 4.2. Chairman of the Board. The Chairman of the Board shall preside as chairman of all meetings of directors and stockholders and must be a United States citizen. The Chairman of the Board shall report to the Board of Directors.

      SECTION 4.3. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation with all the rights and powers incident to that position and must be a United States citizen. The Chief Executive Officer shall, in the absence of the chairman of the Board, preside as the chairman of director meetings. The Chief Executive Officer shall report to the Board of Directors.

      SECTION 4.4. President. The President (who may also be the Chief Executive Officer) shall perform all the duties customary to that office with all the rights and powers incident to that position and must be a United States citizen.

      SECTION 4.5. Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the Corporation with all the rights and powers incident to that position.

      SECTION 4.6. Chief Operating Officer. The Chief Operating Officer shall be the chief operating officer of the Corporation with all the rights and powers incident to that position.

      SECTION 4.7. Vice President. The Vice Presidents shall perform such duties as may be prescribed or assigned to them by the Board of Directors, the Chief Executive Officer or the President. In the absence of the President, the highest-ranking Vice President shall perform the duties of the President. In the event of the refusal or incapacity of the President to function as such, the highest-ranking Vice President shall so perform the duties of the President; and the order of rank of the Vice Presidents shall be determined by the designated rank of their offices or, in the absence of such designation, by seniority in the office of Vice President; provided that said order or rank may be established otherwise by action of the Board of Directors from time to time.

      SECTION 4.8. Treasurer. The Treasurer shall perform all the duties customary to that office, and shall have the care and custody of the funds and securities of the Corporation. He shall at all reasonable times exhibit his books and accounts to any director upon application, and shall give such bond or bonds for the faithful performance of his duties with such surety or sureties as the Board of Directors from time to time may determine.

      SECTION 4.9. Secretary. The Secretary shall act as secretary of the Corporation and shall keep the minutes of the meetings of the Board of Directors and of the stockholders, and perform all of the other duties usual to that office.

      SECTION 4.10. Assistant Treasurer and Assistant Secretary. Any Assistant Treasurer or Assistant Secretary shall perform such duties as may be prescribed or assigned to him by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. An Assistant Treasurer shall give such bond or bonds for the faithful performance of his duties with such surety or sureties as the Board of Directors from time to time may determine.

SECTION 4.11. Term of Office; Removal. Each officer shall hold office for such term as may be prescribed by the Board and may be removed at any time by the Board with or without cause. The removal of an officer without cause shall be without prejudice to his contract rights, if any. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by a Majority of the Board. The election or appointment of an officer shall not of itself create contract rights.

      SECTION 4.12. Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

                           ARTICLE 5.

                     CERTIFICATES OF STOCK

      SECTION 5.1. Form of Stock Certificates. The shares of the Corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employees. In case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or it were such officer, transfer agent or registrar, as the case may be, at the date of issue. Notwithstanding the foregoing, to the extent permitted by applicable law, the Board of Directors may (i) dispense with the requirement that any or all shares of the Corporation be represented by certificates and (ii) provide that shares be evidenced in such form as the Board of Directors deems appropriate.

      SECTION 5.2. Lost Certificates. In case of the loss, theft, mutilation or destruction of a stock certificate, a duplicate certificate will be issued by the Corporation upon notification thereof and receipt of such proper indemnity as shall be prescribed by the Board of Directors.

      SECTION 5.3. Transfer of Stock. Transfers of shares of stock shall be made upon the books of the Corporation by the registered holder in person or by duly authorized attorney, upon surrender of the certificate or certificates for such shares properly endorsed.

      SECTION 5.4. Registered Stockholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions and to vote as such owner, and to hold such person liable for calls and assessments, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person.

                           ARTICLE 6.

                         INDEMNIFICATION

     SECTION 6.1. Indemnification. The Corporation shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a party to or otherwise involved in any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Section 6.1 shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

     SECTION 6.2. Insurance, Indemnification Agreements and Other Matters. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the law. The Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing for indemnifi cation to the fullest extent authorized or permitted by law and including as part thereof any or all of the foregoing, to ensure the payment of such sums as may become necessary to effect full indemnification.

      SECTION 6.3. Advancement of Expenses. In furtherance and not in limitation of the foregoing provisions, all reasonable expenses incurred by or on behalf of any person entitled to indemnification by the Corporation pursuant to this Article VI shall be advanced to such person by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from such person requesting such advance or advances from time to time, whether prior to or after final disposition of the action or proceeding giving rise to the right of indemnification. Such statement or statements shall reasonably evidence the expenses incurred by the indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of such indemnitee to repay the amounts advanced if it should ultimately be determined that such indemnitee is not entitled to be indemnified against such expenses pursuant to this Article VI.

     SECTION 6.4. Nonexclusivity. The rights to indemnification conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation of the Corporation, these Bylaws or any agreement, vote of stockholders or directors or otherwise.

                           ARTICLE 7.

                   MISCELLANEOUS PROVISIONS

     SECTION 7.1. Corporate Seal. The Corporation shall not have a formal or official seal unless the Board of Directors so determines. The
Board of Directors may adopt one or more seals, and may revoke the adoption of any seal. To the extent any officer deems it appropriate to expedite any action to be taken by the Corporation, such officer may utilize a seal purporting to be a corporate seal of the corporation.

      SECTION 7.2. Fiscal Year. The fiscal year of the Corporation shall be the twelve months ending December 31 or such other period as may be prescribed by the Board of Directors.

                           ARTICLE 8.

                          AMENDMENTS

      SECTION 8.1. Power to Amend. A Majority of the Board shall have the power, without the assent or vote of the stockholders, to adopt, amend, or repeal the Bylaws of the Corporation. Except as otherwise expressly prescribed by law, the stockholders may not adopt, amend, or repeal the Bylaws of the Corporation, except by the affirmative vote of the holders of 66 % or more of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote for the election of directors, considered as one class.